ELDORADO ARTESIAN SPRINGS, INC.

                               255 Artesian Drive
                                  P.O. Box 445
                           Eldorado Springs, CO 80025

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held January 25, 1999

To Our Shareholders:

The Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc., a Colorado corporation, will be held at 11:00 a.m., Mountain Standard Time, on Friday, January 25, 1999 at Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302, and at any and all adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement.

1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., independent certified public accountants for the Company for the fiscal year ended March 31, 1999.

3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record on December 31, 1998 as fixed by action of the Board of Directors, will be entitled to notice of, and to vote at, the meeting or at any and all adjournments thereof.

All shareholders are cordially invited to attend the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help assure a quorum and avoid added solicitation costs. Your Proxy may be revoked at any time before it is voted.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Kevin M. Sipple, Secretary
Eldorado Springs, Colorado
January 15, 1999

                         ELDORADO ARTESIAN SPRINGS, INC.

                               255 Artesian Drive
                                  P.O. Box 445
                           Eldorado Springs, CO 80025


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 25, 1999


                             SOLICITATION OF PROXIES

This Proxy Statement, together with the accompanying Proxy, is furnished in connection with the Board of Directors' solicitation of Proxies for use at the Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc. (the "Company"), to be held at 11:00 a.m., Mountain Standard Time, on Friday, January 25, 1999, at Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about January 15, 1999. Any shareholder who executes and returns a Proxy may revoke it by delivering a written revocation to the offices of the Company at any time before such Proxy is voted at the meeting; by submitting a later dated Proxy; or by casting a ballot at the meeting.

The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy material to the beneficial owners of stock. Brokerage houses, custodians, nominees and fiduciaries are requested to vote directly Proxies held for their beneficial owners. The Company will send the Proxy Statement and Annual Report directly to the beneficial owners of the Company's shares if provided a complete list of these owners, including name, address (including zip code), and number of shares held as of the record date, December 31, 1998. In addition to solicitation by mail, certain directors, officers and regular employees of the Company may solicit Proxies by telegraph, telephone or personal interview. No additional remuneration will be paid for such solicitation.

                      SHARES OUTSTANDING AND VOTING RIGHTS

The Company has fixed the close of business on December 31, 1998, as the record date for determining the holders of its $0.001 par value Common Stock who will be entitled to notice of and to vote at the meeting. On December 31, 1998, the Company had issued and outstanding 2,995,495 shares of the Company's $0.001 par value Common Stock. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum. Affirmative votes of the holders of a majority of the quorum are required for the election of Directors and the ratification of auditors. In the case of the election of directors, an abstention from voting has no effect on the item on which the shareholder abstained from voting. All shares represented by valid Proxies will be voted in accordance therewith at the meeting.

                              ELECTION OF DIRECTORS
                                 (Proxy Item #1)

The Company's Bylaws provide that the Board of Directors shall determine by resolution, and may increase or decrease, to not less than three, the number of Directors of the Company. The Board of Directors was recently increased to five members, The Board of Directors recommends the election as Directors of the five nominees listed below, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal.

The enclosed Proxy provides that each shareholder may specify that his or her shares be voted "FOR" the election of the five nominees named herein as Directors with provision to "withhold authority" as to any individual Director. At the Annual Meeting, the shares represented by the Proxies will be voted in accordance with shareholder instructions, and, if no instructions are given, for the election of the five nominees. In the event any nominee is unable or declines to serve, which the Board does not anticipate, it is intended that such Proxies will be voted for the election of the remaining nominees and for substitute nominees, if any, recommended by the Board of Directors.

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

                                     All Positions and        Period Served as
                                       Offices Held             Director of
      Name               Age         with the Company           the Company
-----------------     --------      --------------------    --------------------

Douglas A. Larson         43        President, Treasurer    1983 to Present
                                    and Director

Kevin M. Sipple           42        Vice-President,         1983 to Present
                                     Secretary and
                                     Director

Jeremy S. Martin          43        Vice-President and      1983 to Present
                                     Director

George J. Schmitt         67        Director                1998 to Present

Don P. Van Winkle         42        Director                1998 to Present

The principal occupation and business experience of each nominee for Director are set forth below.

Douglas A. Larson was a co-founder of Eldorado Artesian Springs, Inc. in 1983 and has been President of Eldorado since 1991. Mr. Larson's responsibilities include corporate strategy and administration of all operating activities at Eldorado. Prior to his association with Eldorado, Mr. Larson was employed as a stock broker with Richey-Frankel and Co. from 1981 to 1983 and with B.J. Leonard, Inc. from 1980 to 1981. Mr. Larson holds a Bachelor of Science Degree in Business Finance from the University of Colorado.

Kevin M. Sipple was a co-founder of Eldorado Artesian Springs, Inc. in 1983 and has served as Vice President and Secretary of Eldorado since 1991. Mr. Sipple's responsibilities include management of the wholesale products division. In addition, he is also responsible for quality control, testing, source protection and is a licensed Water Plant operator and manages the utility productions. Prior to his association with Eldorado, Mr. Sipple was employed by King Soopers, Inc. from 1972 to 1983, serving in a variety of positions including inventory ordering and control. Mr. Sipple attended the University of Colorado from 1973 to 1977.

Jeremy S. Martin was a co-founder of Eldorado Artesian Springs, Inc. in 1983 and has served as Vice President since 1985. Mr. Martin's responsibilities include management of the five gallon sales and service business. In addition, he is also responsible for special event promotions and public relations. Prior to his association with Eldorado, Mr. Martin was an independent distributor for Sunasu International, a nutritional products manufacturer. Mr. Martin holds a Bachelor of Science Degree in Business from the University of Colorado.

George J. Schmitt has been a director of the Company since 1998. Mr. Schmitt has over forty years of experience in the bottled water business. From 1968 to 1996, Mr. Schmitt was CEO and President of Hinckley & Schmitt Bottled Water Group. He built an old family business from a small local company in Chicago, Illinois with revenues of less than one million dollar to a two hundred million dollar profitable industry leader. Mr. Schmitt was a founding member of the American Bottled Water Association (now called the International Bottled Water Association) in 1959 and was inducted into the Industry Hall of Fame in 1991. Mr. Schmitt is a director of Eureka Bottled Water Co. and National Fuel Corporation. Mr. Schmitt holds a Bachelor of Arts degree from Dartmouth.

Don P. Van Winkle has been a director of the Company since 1998. From 1996 to present, Mr. Van Winkle has served as President and CEO of Van Winkle's IGA, a family owned six store retail supermarket chain in New Mexico. From 1991 to 1996, he resided in Colorado where he provided Contract Chief Financial Officer and Advisory Services to a wide range of industry which included the Company. From 1980 to 1991, Mr. Van Winkle was a corporate banker with the two largest Colorado based bank holding companies (formerly United Banks and First National Bancorporation). Mr. Van Winkle is a director of The Great Divide Brewing Company (Denver, CO) and Fresh Produce Sportswear, Inc. (Boulder, CO). He holds a Bachelor of Science Degree in Finance from New Mexico State University.

Directors are elected at each annual meeting of stockholders and serve until the next annual meeting. Executive officers are elected at each annual meeting of the Board of Directors.

During the fiscal year ended March 31, 1998, the Company's Board of Directors held three (3) formal, in-person meetings. All directors were in attendance. There is no family relationship between any Director or nominee for Director of the Company and any other Director, nominee or Executive Officer of the Company.

Committee of the Board of Directors

The Board of Directors will elect an Audit Committee at each annual meeting. Among other functions, the Audit Committee will make recommendations to the Board of Directors regarding the selection of independent auditors, review the results and scope of the audit and other services provided by the Company's independent auditors, review the Company's financial statements and review and evaluate the Company's internal control functions.

Compliance with Section 16(a)

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon a review of ownership reports and reports of changes in ownership furnished to the Company during the fiscal year ended March 31, 1998, to the best of the Company's knowledge, the Company's directors, officers and holds of more than 10% of its Common Stock complied with all Section 16(a) filing requirements.

Compensation of  Outside Directors

Each outside director receives compensation in the amount of one thousand dollars ($1,000) for each annual or special meeting of the Board he attends in person or by qualified electronic means. In addition, each outside director will receive compensation in the amount of five hundred dollars ($500) for each committee meeting he attends in person or by electronic means. The Company also grants each outside director, on his term commencement date, a ten year non-qualified stock option with the right and option to purchase 50,000 shares of common stock of the Company which is exercisable at $2.75 per share. Assuming the outside director remains a director of the Company, the options vest at the rate of 25% each year beginning one year after the date of grant.

In addition, if the Company engages an outside director as an independent consultant, for such duties and responsibilities as the President determines ("Consulting Services"), the outside director will be compensated at the rate of one hundred fifty dollars ($150) per hour, plus nominal travel expenses as agreed upon when necessary. The outside director has the option, at the beginning of each year, of electing to receive all of the compensation for Consulting Services in the form of non-qualified options for shares of the Company's common stock, at the rate of 50 shares per hour, such options vesting quarterly, or in cash to be paid monthly.

                             EXECUTIVE COMPENSATION

The following table sets forth the compensation of Eldorado's President, Douglas
A. Larson, for the fiscal years ended March 31, 1996, 1997 and 1998. No other executive officer receives annual compensation in excess of $100,000 per year.

                                 Annual Compensation
 Name and Principal                                              Other Annual
     Position           Year        Salary        Bonus        Compensation (1)

Douglas A. Larson       1998      $   66,832    $      -        $    11,440
                       1997(2)    $   71,524    $      -        $     6,282
                       1996(2)    $  102,618    $      -        $     6,282

(1) Includes $4,690 annual health care premiums; a 3% Company match for all contributions to the 401(k) plan, the annual premium cost for key man life insurance of $1,592, and a car allowance of $5,158 per year.
(2) In 1992, Eldorado went through a restructuring of Company debt. The lender offering the debt would not assume all corporate debt outstanding. A portion of Eldorado's debt was replaced by Mr. Larson, who assumed this obligation personally and his salary was increased to cover the cost of the note.

Stock Option Plan

On September 10, 1997 Eldorado adopted a Stock Option Plan which reserves 875,000 shares for the grant of non-qualified stock options ("Non-Qualified Options"), and incentive stock options ("Incentive Options"). The Plan is administered by the Board of Directors.

All salaried officers and key employees of Eldorado and any subsidiaries are eligible to receive options under the Plan. The Plan will terminate by its terms on September 10, 2007, and also may be terminated at any time by the exercise of all outstanding options.

Options granted may be exercisable for up to ten years. If any options granted under the Plan expire, terminate or are canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares reserved for issuance upon exercise thereof will again be available for the purposes of the Plan. The purchase price of the Common Stock under each option shall not be less than the fair market value of the Common Stock on the date on which the option is granted. The option price is payable either in cash, by the delivery of shares of Eldorado's common stock, or a combination of cash and shares.

Options will be exercisable immediately, after a period of time or in installments. Options will terminate not later than the expiration of ten years from the date of grant, subject to earlier termination due to termination of service. Except under certain circumstances where termination of service is due to retirement or death, in which event options may be exercised for an additional period of time following such termination of service, the option may be exercised only while the optionee remains in the employ of Eldorado or one of its subsidiaries.

As of September 30, 1998, there were options to purchase an aggregate of 345,500 shares of common stock outstanding, of which 113,500 immediately vested. None of these options were granted to executive officers of Eldorado. All of the options were granted at $2.75 per share, representing 100% of fair market value on the date of grant.

                           PRINCIPAL SHAREHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT


The following table sets forth, as of December 31, 1998, the number and percentage of the Company's shares of $0.001 par value Common Stock owned of record and beneficially by each person owning more than five percent (5%) of such Common Stock and by all individual Officers and Directors and by all Officers and Directors as a group.
                                         Percent Owned
                             --------------------------------------
    Name and Address         Number of       Before         After
  of Beneficial Owners        Shares        Offering       Offering
------------------------     ----------     --------       ---------

Kevin M. Sipple
43 Fowler Lane
Eldorado Springs, CO 80025      763,674         24.9%          20.3%

Douglas A. Larson
12 Baldwin Circle
Eldorado Springs, CO 80025      770,673(1)      25.1%          20.5%

Jeremy S. Martin
2707 4th Street
Boulder, CO  80302              771,060         25.1%          20.5%

George J. Schmitt
11 Castle Pines J
Castle Rock, CO  80104               -            -              -

Don P. Van Winkle
1600 Indian Wells
Alamogordo, NM  88310                -            -              -

All Officers and Directors as
a Group (seven persons)      2,375,407(1)       77.4%          63.0%

----------------------
(1) Includes options to purchase 7,000 shares held by Mr. Larson's spouse which are currently exercisable and options to purchase 70,000 shares held by executive officers of the Company.

                           INTEREST OF MANAGEMENT AND
                         OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there were no transactions in which the amount involved exceeded $60,000 between the Company and any director or executive officer or any security holder known to own more than five percent of the Company's stock, or any immediate family member of any of the foregoing persons, and no such transactions are currently proposed.

                              APPROVAL OF AUDITORS
                                 (Proxy Item #2)

The Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman, P.C. to serve as the Company's independent auditors for the current fiscal year, subject to the approval of the shareholders. The firm has audited the financial records of the Company for the fiscal year ending March 31, 1998 and is considered well qualified.

                ANNUAL REPORT AND FINANCIAL STATEMENTS

You are referred to the Company's Annual Report to Shareholders including financial statements, for the fiscal year ended March 31, 1998. The Annual Report to Shareholders is not incorporated in the Proxy Statement and is not to be considered part of the soliciting material. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1998, TO ANY SECURITY HOLDER REQUESTING SUCH COPY IN WRITING.

                                  MISCELLANEOUS

Matters to be Presented:

As of the date of this Proxy Statement, Management does not know of any other matters to be presented at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the Meeting, the accompanying Proxy will be voted in accordance with the best judgment of the Proxy holders.

Shareholder Proposals for 2000 Annual Meeting:

The Board of Directors will make provision for presentation of shareholder proposals at the 2000 Annual Meeting of Shareholders if such proposals are submitted by eligible shareholders who have complied as to the substance of the proposal with the relevant regulations of the Securities and Exchange Commission. Any such proposals must be included in the Company's Proxy Statement and provision for voting thereon made in the Proxy card. In order to prepare such proxy materials on a timely basis, such proposals must be delivered to the Company's offices not later than June 30, 1999.

                                 BY ORDER OF THE BOARD OF DIRECTORS
                                 Douglas A. Larson, President


January 15, 1998.

                                   PROXY CARD


                         ELDORADO ARTESIAN SPRINGS, INC.

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF SHAREHOLDERS TO BE HELD JANUARY 25, 1999


The undersigned hereby constitutes, appoints and authorizes Douglas A. Larson or Kevin M. Sipple, and each of them, the true and lawful attorneys and Proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the $0.001 par value common stock of Eldorado Artesian Springs, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302 at 11:00 a.m., Mountain Standard Time, on January 25, 1999 and at any and all adjournments thereof, for the following purposes:

1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

For all nominees listed below (except as marked to the contrary):
      Douglas A. Larson
      Kevin M. Sipple
      Jeremy S. Martin
      George J. Schmitt
      Don P. Van Winkle

(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his or her name. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy shall be deemed to grant such authority.)

2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as independent certified public accountants for the Company for the fiscal year ended March 31, 1999.

FOR        AGAINST        ABSTAIN

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

FOR        AGAINST        ABSTAIN

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and Proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

                                            Dated: January __, 1999

                                            ___________________________


                                            ___________________________
                                            Signature(s) of Shareholder(s)

Signature(s)   should   agree  with  the  name(s)   shown   hereof.   Executors,
administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELDORADO ARTESIAN SPRINGS, INC. PLEASE SIGN AND RETURN THIS PROXY TO THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.